UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Juniper Networks, Inc.

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Dear Stockholder,
Juniper has filed its annual proxy statement in anticipation of our 2011 annual meeting of shareholders on May 18, 2011. We recognize that proxy season is a very busy time and we are committed to ensuring that our proxy communications and related materials are transparent and reflect our accountability to our shareholders.
The purpose of this note is to thank you in advance for your continued support of Juniper and to bring to your attention three important proposals in this year’s proxy. These proposals seek:
•	Approval of the Juniper Performance Bonus Plan for purposes of complying with Rule 162(m) of the Internal Revenue Code

•	Approval of a proposed amendment to Juniper’s 2006 Equity Plan — the proposal calls for the authorization of an additional 30 million of common shares to be reserved for issuance under the plan; and,

•	A NON-binding advisory vote on our executive compensation program — known as a “say on pay” proposal, the vote is an opportunity for Juniper’s Board and Compensation Committee to review shareholder feedback as it makes future executive compensation decisions.
We would like to focus in particular on the proposed Equity Plan amendment. As we highlighted at our recent Financial Analyst Meeting, there are three critical components to successful execution of Juniper’s growth agenda: innovation; building our global sales capability; and attracting, engaging and retaining world-class talent. Having the appropriate amount of capacity in our Equity Plan clearly has direct impact on the latter component, but in reality is central to all three. That fact makes the Equity Plan vital to our growth strategy.
In 2010 we were grateful for your support of the proposed increase of 30,000,000 shares authorized for the program, the first such request since 2006. The request for another increase in 2011 reflects the acceleration of our growth strategy, evidenced in our strong 2010 results and recent innovation announcements in the mobility, data center and other areas, which we believe will position us to capitalize on significant growth in network investment by both service providers and enterprise customers over the next several years. The talent we’ve attracted to Juniper over the past year and will continue to seek will play a big role in our success in that regard.

Of course as we pursue this growth we recognize the importance of protecting the value of your investment in Juniper. In the past we have talked with many of you about our commitment to managing the dilution impact of our plan at less than 3%. In 2010 we have delivered on that commitment, maintaining the overall dilutive impact of new share issuance at 2.2%
Your ongoing support of Juniper is greatly appreciated and we hope we can count on your vote for the proposed amendment to our Equity Plan as well as support for the other management proposals to be considered at the annual meeting.
Sincerely,

/s/ Kevin Johnson                        /s/ Robyn Denholm
Kevin Johnson                         Robyn Denholm

PROXY PROPOSAL FOR ADDITIONAL EQUITY (ANNUAL MEETING DATE: MAY 18, 2011)

JUNIPER: A GROWTH COMPANY *2006 *2007 *2008 *2009 *2010 Revenue $2.3B $ 2.8B $ 3.6B $ 3.3B $ 4.1B Net Operating Income (Non-GAAP) $511M $604M $864M $668M $982M Earnings Per Share (fully diluted basis) Earnings Per Share (fully diluted basis) Earnings Per Share (fully diluted basis) Earnings Per Share (fully diluted basis) Earnings Per Share (fully diluted basis) Earnings Per Share (fully diluted basis) GAAP ($1.76) $0.62 $0.93 $0.22 $1.15 Non-GAAP $0.73 $0.87 $1.18 $0.92 $1.32 Employees 4,833 5,879 7,014 7,231 8,772 Stock Price $18.94 $33.20 $17.51 $26.67 $36.92 *As of Fiscal Year End

GROWTH DRIVES NEED FOR EQUITY AWARDS Strong track record of growth (9yr revenue CAGR (2001 - 2010): 18.5%) Large and growing addressable market Our innovation drives growth in our addressable market and creates opportunities in new markets Strong position vs. competition Growth gated by sales coverage and awareness Additional equity fuels hiring to drive future growth 12.7 million shares remaining in current plan is insufficient (as of March 31, 2011)

PROPOSAL WILL PROVIDE EQUITY THROUGH 2012 1. Elect four Class III directors 2. Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2011 3. Approve Performance Bonus Plan for 162(m) of the Internal Revenue Code 4. Approve an amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan (the "2006 Plan") that increases the number of shares reserved for issuance there under by 30,000,000 shares 5. Non-binding advisory vote on executive compensation 6. Non-binding advisory vote on frequency of vote on executive compensation 7. Stockholder proposal to declassify the board of directors

JUNIPER NEW MANAGEMENT TEAM: BRINGING A DISCIPLINED APPROACH TO EQUITY COMPENSATION 30,000,000 share increase approved in 2010, the first increase since May 2006 Committed to maintain dilution of <3% Dilutive impact of issuance has declined significantly: 2.5% in 2009 and 2.2% in 2010 21% of shares granted to new hires in FY10 FY10 average new hire grant: ~3,212 options & ~1,207 RSUs Increased use of RSUs and PSAs (counted against pool at ratio of 2.1x options) ~13% of total refresh shares granted over the past 3 years were awarded to executive officers, on average Pure Shares 2009 2010 Options 9.9M 6.2M RSUs 1.8M 4.0M PSAs (Target) 1.5M 1.5M Total 13.2M 11.7M RSUs & PSAs as % of Total 25% 47%

JUNIPER'S COMPENSATION PROGRAMS ARE BASED ON RESPONSIBLE GUIDING PRINCIPLES

Principle	Strategy
1. Enhance Accountability	▪ Executive compensation linked to a clear set of business objectives
2. Manage to Balanced Results	▪ Compensation strategy that drives balanced results between the following: – Short-and long-term objectives – Individual and team performance – Financial and non-financial objectives – Customer satisfaction and growth
3. Reward High Performance	▪ Upside potential in the incentive plans for superior performance with downside risk for underperformance
4. Attract & Retain Talent	▪ Market-competitive programs with flexibility to be aggressive for mission-critical talent retention and acquisition
5. Align with Shareholder Interests	▪ Programs that are transparent, easily understood and meet fiduciary commitments to shareholders
6. Encourage Health and Financial Well-Being	▪ **Market-competitive benefit programs that encourage wellness and financial savings**

Equity-based compensation is a key element of our rewards program that supports the above principles

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Copyright © 2010 Juniper Networks, Inc. www.juniper.net
JUNIPER NETWORKS

OUR TOTAL SHARES OUTSTANDING HAVE BEEN DECLINING *2006 *2007 *2008 *2009 *2010 Basic TSO 567M 538M 530M 524M 522M Fully Diluted TSO (Treasury Method) 567M 579M 551M 534M 539M Stock Buyback 10.1M 69.4M 25.1M 20.7M 19.7M Total Share Grants (Options, RSUs and PSAs @ Max) 18.7M 18.4M 18.7M 14.6M 14.0M *As of Fiscal Year End

PROPOSED DILUTIVE IMPACT DUE PRIMARILY TO LARGE OVERHANG Basic Overhang is ~14% (decline from ~15% in 1Q 2010)* Majority of overhang is due to unexercised in-the-money options 83% of options outstanding have exercise price of <$30 and 90% have exercise price of <$40 Employees are bullish and holding their options Committed to maintain dilution of <3% *Overhang reflects sum of equity outstanding and shares available for grant divided by CSO, as of 3/31/2011 and 3/31/2010

Your support is ESSENTIAL to our future growth Ensures stock incentives available for future growth Enables our ability to plan for additional growth in FY11 and beyond Supports continued execution on our growth agenda Your vote FOR proxy proposal #4:

EQUITY AWARD GRANT HISTORY 2006 2007 2008 2009 2010 Total Share Grants (Options, RSUs and PSAs @ Max) 18.7M 18.4M 18.7M 14.6M 14.0M Shares Cancelled / Expired 9.2M 8.0M 4.0M 8.4M 4.1M Net Share Grants 9.5M 10.4M 14.7M 6.2M 9.9M As a % of Gross Grants: As a % of Gross Grants: As a % of Gross Grants: As a % of Gross Grants: As a % of Gross Grants: As a % of Gross Grants: As a % of Gross Grants: % New Hire Grants 51% 45% 45% 22% 21% % Refresh Grants 49% 43% 53% 67% 72% % Other Grants (promotions/retention) 0% 12% 2% 11% 7% Breakdown of Refresh Grants Above Breakdown of Refresh Grants Above Breakdown of Refresh Grants Above Breakdown of Refresh Grants Above Breakdown of Refresh Grants Above Breakdown of Refresh Grants Above Breakdown of Refresh Grants Above % to 16-B (Executives) 10% 22% 9% 14% 17% % to Employee Base 90% 78% 91% 86% 83%